Exhibit 99.1

FOR IMMEDIATE RELEASE:

Blonder Tongue Reports Second Quarter 2020 Results

OLD BRIDGE, NJ / August 7, 2020 / Blonder Tongue Laboratories, Inc. (NYSE American: BDR) announced its sales and results for the second quarter and six months ended June 30, 2020.

Net sales decreased $1,606,000 or 29.5% to $3,831,000 for the second quarter of 2020 from $5,437,000 for the comparable period in 2019. Net loss for the three months ended June 30, 2020 was $(1,194,000) or $(0.12) per diluted share, compared to $(891,000) or $(0.09) per diluted share for the comparable period in 2019.

The decrease in sales was primarily attributable to a decrease in sales of digital video headend products. Sales of digital video headend products were $745,000 and $2,244,000 in the second three months of 2020 and 2019, respectively.

For the six months ended June 30, 2020, net sales decreased $1,638,000 or 17.2% to $7,881,000 from $9,519,000 for the comparable period in 2019. Net loss for the six months ended June 30, 2020 was $(3,274,000) or $(0.34) per diluted share, compared to net earnings of $4,434,000 or $0.44 per diluted share for the comparable period in 2019. The decrease in net earnings for the first six months of 2020, relative to the first six months of 2019, is primarily driven by the $7,175,000 gain recognized in the first quarter of 2019, from the sale and leaseback transaction of our headquarters facility in Old Bridge New Jersey.

The decrease in sales was primarily attributable to a decrease in sales of digital video headend products offset by an increase in sales of DOCSIS data products and CPE products. Sales of digital video headend products were $1,802,000 and $4,190,000, DOCSIS data products were $1,572,000 and $1,105,000 and CPE products were $1,672,000 and $1,193,000 in the first six months of 2020 and 2019, respectively.

Commenting on the second quarter results, Chief Executive Officer Ted Grauch noted, ”Blonder Tongue Lab’s status as an essential business supplying critical telecommunications infrastructure to Cable, Telco, Municipal Fiber Optic and other service providers has allowed us to continue our sales, service and manufacturing operations throughout the COVID-19 pandemic. Despite our status allowing operations to continue, the overall market segments we serve have seen a significant decline in all economic activity as customers delay new network upgrade programs and capital investments, and many of our customers’ staff continue to work in limited capacities. The early portion of the second quarter saw the worst of the COVID related market impact, with a significant level of optimism returning during early and mid-June. Unfortunately, as the U.S. experienced COVID surges in the South, Southwest and portions of the mid-West, related market activity began to suffer and decline again at the very end of June and into July. The Company is responding to existing market conditions by extending previously implemented reductions in operating expenses, in parallel with the completion and introduction of several new products that may help bolster revenue levels in the short term. The Company is continuing to evaluate and implement further cost and overhead reduction programs in its efforts to weather a potential extended period of reduced economic activity, including the possibility of these conditions continuing through at least the end of the year. In spite of the foregoing, the Company’s CPE products saw a modest increase in revenues and bookings during the latter portion of the second quarter. Although this revenues and bookings increase has not resulted in material cash flow benefits to the Company, it provides evidence that the broader market is potentially building pent-up demand that may benefit us when a more sustained recovery begins as the impact of COVID-19 is mitigated.”

© Blonder Tongue Laboratories, Inc. | One Jake Brown Road, Old Bridge, NJ 08857 | (800) 523-6049 | Fax: (732) 679-4353 | www.blondertongue.com

Conference Call Reminder

Details of the live teleconference:

Date: Friday, August 7, 2020

Time: 11:00 a.m. Eastern Time (10:00 a.m. CT, 8:00 a.m. PT)

Investor Dial-in (US & Canada Toll-Free):  877-407-8033

The audio replay will be available under Investor Related Information on the Blonder Tongue Investor Relations webpage.

About Blonder Tongue

Blonder Tongue Laboratories, Inc. is the oldest designer and manufacturer of cable television video transmission technology in the USA. The majority of our products continue to be designed and built in our state-of-the-art New Jersey facility, which has been the Company’s home for more than 50 years. Blonder Tongue Labs offers U.S.-based engineering and manufacturing excellence with an industry reputation for delivering ultra-high reliability products. As a leader in cable television system design, the Company provides service operators and systems integrators with comprehensive solutions for the management and distribution of digital video, IPTV and high-speed data services, as well as RF broadband distribution over fiber, IP, and Coax networks for homes and businesses. Additional information on the Company and its products can be found at www.blondertongue.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The information set forth above includes “forward-looking” statements and accordingly, the cautionary statements contained in Blonder Tongue’s Annual Report and Form 10-K for the year ended December 31, 2019 (See Item 1: Business, Item 1A: Risk Factors, Item 3: Legal Proceedings and Item 7: Management’s Discussion and Analysis of Financial Condition and Results of Operations), and other filings with the Securities and Exchange Commission are incorporated herein by reference. The words “believe”, “expect”, “anticipate”, “project”, “target”, “intend”, “plan”, “seek”, “estimate”, “endeavor”, “should”, “could”, “may” and similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to projections for our future financial performance, our anticipated growth trends in our business and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. Blonder Tongue undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Blonder Tongue’s actual results may differ from the anticipated results or other expectations expressed in Blonder Tongue’s “forward-looking” statements.

Contacts

Eric Skolnik
Chief Financial Officer
eskolnik@blondertongue.com
(732) 679-4000

Ted Grauch

Chief Executive Officer
tgrauch@blondertongue.com
(732) 679-4000

© Blonder Tongue Laboratories, Inc. | One Jake Brown Road, Old Bridge, NJ 08857 | (800) 523-6049 | Fax: (732) 679-4353 | www.blondertongue.com

Blonder Tongue Laboratories, Inc.

Condensed Consolidated Summary of Operating Results

(unaudited, in thousands, except per share data)

	Three months ended		Six months ended
	June 30,		June 30,
	2020	2019	2020	2019

Net sales	$3,831	$5,437	$7,881	$9,519
Gross profit	1,235	2,005	1,788	3,096
(Loss) earnings from operations	(1,108)	(845)	(3,127)	4,563
Net (loss) earnings	$(1,194)	$(891)	$(3,274)	$4,434
Basic net (loss) earnings per share	$(0.12)	$(0.09)	$(0.34)	$0.46
Diluted net (loss) earnings per share	$(0.12)	$(0.09)	$(0.34)	$0.44
Basic weighted average shares outstanding	9,766	9,611	9,766	9,558
Diluted weighted average shares outstanding	9,766	9,611	9,766	10,065

Blonder Tongue Laboratories, Inc

Condensed Consolidated Summary Balance Sheets

(in thousands)

	(unaudited)
	June 30, 2020	December 31, 2019

Current assets	$10,947	$12,174
Property, plant and equipment, net	457	392
Total assets	16,625	18,347
Current liabilities	7,429	8,369
Long-term liabilities	4,896	2,615
Stockholders’ equity	4,300	7,363

Total liabilities and stockholders’ equity	$16,625	$18,347

© Blonder Tongue Laboratories, Inc. | One Jake Brown Road, Old Bridge, NJ 08857 | (800) 523-6049 | Fax: (732) 679-4353 | www.blondertongue.com

3